Exhibit 99.1

Selective Reports Fourth Quarter and Year-End 2025 Results

Net Income per Diluted Common Share of $2.52 and Non-GAAP Operating Income1 per
Diluted Common Share of $2.57;
Return on Common Equity ("ROE") of 18.3% and Non-GAAP Operating ROE1 of 18.7%

Full Year 2025 ROE of 14.4% and Non-GAAP Operating ROE1 of 14.2%

In the fourth quarter of 2025:

•Net premiums written ("NPW") increased 4% from the fourth quarter of 2024;
•The GAAP combined ratio was 93.8%, compared to 98.5% in the fourth quarter of 2024;
•Commercial Lines renewal pure price increases averaged 7.5%, compared to 8.8% in the fourth quarter of 2024;
•After-tax net investment income was $114 million, up 17% from the fourth quarter of 2024;
•Book value per common share was $56.74, up 4% from last quarter; and
•Adjusted book value per common share¹ was $57.91, up 4% from last quarter.

Branchville, NJ - January 29, 2026 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the fourth quarter ended December 31, 2025, with net income per diluted common share of $2.52 and non-GAAP operating income1 per diluted common share of $2.57. ROE was 18.3% and non-GAAP operating ROE1 was 18.7%.

For the quarter, Selective's combined ratio was 93.8%. Catastrophe losses were 1.7 points, and there was no net prior year casualty reserve development. NPW grew 4% from a year ago, driven by renewal pure price increases of 8.3%. Net investment income increased 17% from a year ago, to $114 million after-tax, generating 13.6 points of annualized ROE in the quarter.

For the year, Selective reported net income per diluted common share of $7.49 and non-GAAP operating income1 per diluted common share of $7.38. The 2025 combined ratio was 97.2%, an improvement of almost six points, driven by the loss and loss expense ratio. NPW increased 5% driven by renewal pure price increases of 9.5%. After-tax net investment income was $421.2 million, up 16% from a year ago, and generated 13.3 points of ROE.

“We are well-positioned to build on recent momentum. We delivered a double-digit operating ROE of 14.2% in 2025, reflecting the strength of our disciplined execution and resilience of our business model. This exceeds our ten-year average operating ROE of 12.1%. Our performance drove an 18% increase in book value per share in 2025, and we returned $182 million to common stockholders through regular dividends and opportunistic share repurchases,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“We executed key strategic initiatives across our business, delivering excellent growth and underwriting profitability in Excess and Surplus Lines. In Personal Lines, we improved our underwriting results as we continue to shift toward the mass affluent market. We also are executing targeted rate and underwriting actions in Standard Commercial Lines to achieve future profitability improvements.”

“As Selective celebrates its 100th anniversary in 2026, we are building on a century of strength and resilience while maintaining a clear focus on the future. Our efforts include advancing strategic priorities that enhance our operational fundamentals in risk selection, individual policy pricing, and claims outcomes; diversifying revenue and income within and across our three insurance segments; and expanding our use of data analytics and technology, including artificial intelligence, to enhance efficiency and performance. We remain committed to making strategic investments that fuel continued growth, innovation, and performance excellence,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter Ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2025		2024			2025		2024
Net premiums written	$1,129.5		1,089.6	4%		$4,866.5		4,630.0	5%
Net premiums earned	1,216.7		1,133.0	7		4,768.2		4,376.4	9
Net investment income earned	143.8		122.8	17		531.2		457.1	16
Net realized and unrealized gains (losses), pre-tax	(4.1)		(8.0)	(48)		8.3		(2.9)	(382)
Total revenues	1,364.9		1,256.4	9		5,336.9		4,861.7	10
Net underwriting income (loss), after-tax	60.0		13.3	352		107.4		(104.7)	(202)
Net investment income, after-tax	114.2		97.3	17		421.2		362.6	16
Net income (loss) available to common stockholders	152.9		93.2	64		457.2		197.8	131
Non-GAAP operating income (loss)[1]	156.2		99.6	57		450.6		200.1	125
Combined ratio	93.8%		98.5	(4.7)	pts	97.2%		103.0	(5.8)	pts
Loss and loss expense ratio	63.2		67.8	(4.6)		66.3		72.3	(6.0)
Underwriting expense ratio	30.5		30.6	(0.1)		30.8		30.6	0.2
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.1	—
Net catastrophe losses	1.7	pts	(0.9)	2.6		3.5	pts	6.5	(3.0)
Non-catastrophe property losses and loss expenses	13.1		15.7	(2.6)		14.3		15.6	(1.3)
(Favorable) unfavorable prior year reserve development on casualty lines	—		8.8	(8.8)		1.9		7.1	(5.2)
Current year casualty loss costs	48.4		44.2	4.2		46.6		43.1	3.5
Net income (loss) available to common stockholders per diluted common share	$2.52		1.52	66%		$7.49		3.23	132%
Non-GAAP operating income (loss) per diluted common share[1]	2.57		1.62	59		7.38		3.27	126
Weighted average diluted common shares	60.7		61.3	(1)		61.1		61.3	—
Book value per common share	$56.74		47.99	18		$56.74		47.99	18
Adjusted book value per common share[1]	57.91		52.10	11		57.91		52.10	11

Overall Insurance Operations

In the fourth quarter, overall NPW increased 4%, as we implemented rate and non-rate actions to enhance underwriting profitability. Average renewal pure price increased 8.3%, down 2.4 points from a year ago. Our combined ratio improved to 93.8%, 4.7 points better than a year ago, primarily because of the lack of prior year casualty reserve development compared to 8.8 points of unfavorable prior year casualty reserve development a year ago. This was partially offset by higher current year casualty loss costs.

Overall, insurance segment performance generated 7.2 points of ROE in the fourth quarter of 2025, up 5.4 points from the fourth quarter of 2024.

Standard Commercial Lines Segment

In the fourth quarter, Standard Commercial Lines premiums, which account for 78% of total NPW, grew 5% from a year ago. This growth reflected average renewal pure price increases of 7.5% and retention of 82%. The fourth quarter combined ratio was 92.9%, 7.3 points better than a year ago. The improvement was driven by favorable prior year casualty reserve development of 1.6 points, compared to unfavorable prior year casualty reserve development of 8.5 points a year ago. This was partially offset by higher current year casualty loss costs in Commercial Auto.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Commercial Lines Segment	Quarter Ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$875.6		833.4	5%		$3,837.7		3,632.1	6%
Net premiums earned	956.8		884.6	8		3,753.9		3,447.6	9
Combined ratio	92.9%		100.2	(7.3)	pts	98.3%		104.2	(5.9)	pts
Loss and loss expense ratio	61.3		68.5	(7.2)		66.4		72.5	(6.1)
Underwriting expense ratio	31.5		31.6	(0.1)		31.8		31.5	0.3
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.2	(0.1)
Net catastrophe losses	1.3	pts	(0.9)	2.2		2.6	pts	5.3	(2.7)
Non-catastrophe property losses and loss expenses	11.5		14.0	(2.5)		13.0		13.3	(0.3)
(Favorable) unfavorable prior year reserve development on casualty lines	(1.6)		8.5	(10.1)		1.7		8.3	(6.6)
Current year casualty loss costs	50.1		46.9	3.2		49.1		45.6	3.5

Standard Personal Lines Segment

We continue to focus on growth in states where we have filed and obtained adequate rate approvals. For the fourth quarter, our deliberate profit improvement actions resulted in Standard Personal Lines premiums, which represent 8% of total NPW, declining 8% and new business falling 18% from a year ago. Renewal pure price was 15.1% and retention was 80%. The fourth quarter 2025 combined ratio increased 11.3 points from a year ago to 103.0%, primarily due to higher current year casualty loss costs driven by Personal Auto and catastrophe losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter Ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$95.5		103.6	(8)%		$397.7		430.7	(8)%
Net premiums earned	100.6		107.1	(6)		408.2		424.9	(4)
Combined ratio	103.0%		91.7	11.3	pts	100.6%		109.3	(8.7)	pts
Loss and loss expense ratio	79.3		67.9	11.4		77.3		85.8	(8.5)
Underwriting expense ratio	23.7		23.8	(0.1)		23.3		23.5	(0.2)
Net catastrophe losses	7.2	pts	1.0	6.2		10.1	pts	18.8	(8.7)
Non-catastrophe property losses and loss expenses	33.1		36.3	(3.2)		33.8		38.6	(4.8)
Unfavorable prior year reserve development on casualty lines	5.0		4.7	0.3		3.7		1.2	2.5
Current year casualty loss costs	34.0		25.9	8.1		29.7		27.2	2.5

Excess and Surplus Lines Segment

For the fourth quarter, Excess and Surplus Lines premiums, which represent 14% of total NPW, increased 4% from the prior-year period, driven by average renewal pure price increases of 7.8%. The fourth quarter 2025 combined ratio was 93.1%, in line with a year ago.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter Ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$158.4		152.6	4%		$631.2		567.2	11%
Net premiums earned	159.3		141.3	13		606.1		504.0	20
Combined ratio	93.1%		93.1	—	pts	87.8%		89.7	(1.9)	pts
Loss and loss expense ratio	63.9		63.6	0.3		57.5		59.2	(1.7)
Underwriting expense ratio	29.2		29.5	(0.3)		30.3		30.5	(0.2)
Net catastrophe losses	0.6	pts	(2.0)	2.6		4.9	pts	4.6	0.3
Non-catastrophe property losses and loss expenses	10.0		10.8	(0.8)		8.8		11.5	(2.7)
(Favorable) prior year reserve development on casualty lines	6.3		14.2	(7.9)		1.6		4.0	(2.4)
Current year casualty loss costs	47.0		40.6	6.4		42.2		39.1	3.1

Investments Segment

For the fourth quarter, after-tax net investment income was $114 million, up 17% from a year ago. The after-tax income yield averaged 4.1% for both the fixed income securities portfolio and the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.32 as of December 31, 2025, net investment income generated 13.6 points of annualized ROE.

Investments Segment	Quarter Ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2025	2024			2025	2024
Net investment income earned, after-tax	$114.2	97.3	17%		$421.2	362.6	16%
Net investment income per common share	1.88	1.59	18		6.90	5.92	17
Effective tax rate	20.6%	20.7	(0.1)	pts	20.7%	20.7	—	pts
Average yields:
Portfolio:
Pre-tax	5.1	5.1	—		5.1	5.0	0.1
After-tax	4.1	4.0	0.1		4.0	4.0	—
Fixed income securities:
Pre-tax	5.2%	5.1	0.1	pts	5.2%	5.0	0.2	pts
After-tax	4.1	4.0	0.1		4.2	4.0	0.2
Annualized ROE contribution	13.6	13.2	0.4		13.3	12.8	0.5

Balance Sheet

$ in millions, except per share data	December 31, 2025	December 31, 2024	Change
Total assets	$15,155.7	13,514.2	12%
Total investments	11,302.4	9,651.3	17
Long-term debt	901.9	507.9	78
Stockholders’ equity	3,609.0	3,120.1	16
Common stockholders' equity	3,409.0	2,920.1	17
Invested assets per dollar of common stockholders’ equity	3.32	3.31	—
Net premiums written to policyholders' surplus	1.36	1.60	(15)
Book value per common share	56.74	47.99	18
Adjusted book value per common share[1]	57.91	52.10	11
Debt to total capitalization	20.0%	14.0%	6.0	pts

Book value per common share increased by $8.75, or 18%, during 2025. The increase was primarily attributable to $7.49 of net income per diluted common share and a $3.01 decrease in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $1.57 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by lower interest rates. In the fourth quarter of 2025, the Company repurchased $30 million, or 395,073 shares, of common stock at an average price of $75.94.

Selective's Board of Directors also declared:

•    A quarterly cash dividend on common stock of $0.43 per common share payable on March 2, 2026, to holders of record as of February 13, 2026; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on March 16, 2026, to holders of record as of February 27, 2026.

Guidance
For 2026, our full-year expectations are as follows:

•A GAAP combined ratio of 96.5% to 97.5%, including net catastrophe losses of 6 points. Our combined ratio estimate assumes no prior year casualty reserve development, as we book our best estimate each quarter. We do not make assumptions about future reserve development;
•After-tax net investment income of $465 million;
•An overall effective tax rate of 21.5%; and

•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Friday, January 30, 2026, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on February 28, 2026.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for six consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
Net income (loss) available to common stockholders	$152.9	93.2	457.2	197.8
Net realized and unrealized investment (gains) losses included in net income, before tax	4.1	8.0	(8.3)	2.9
Tax on reconciling items	(0.8)	(1.7)	1.7	(0.6)
Non-GAAP operating income (loss)	$156.2	99.6	450.6	200.1

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
Net income (loss) available to common stockholders per diluted common share	$2.52	1.52	7.49	3.23
Net realized and unrealized investment (gains) losses included in net income, before tax	0.07	0.13	(0.14)	0.05
Tax on reconciling items	(0.02)	(0.03)	0.03	(0.01)
Non-GAAP operating income (loss) per diluted common share	$2.57	1.62	7.38	3.27

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
Return on Common Equity	18.3%	12.7	14.4	7.0
Net realized and unrealized investment (gains) losses included in net income, before tax	0.5	1.1	(0.3)	0.1
Tax on reconciling items	(0.1)	(0.3)	0.1	—
Non-GAAP Operating Return on Common Equity	18.7%	13.5	14.2	7.1

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter Ended December 31,		Year-to-Date December 31,
	2025	2024	2025	2024
Book value per common share	$56.74	47.99	56.74	47.99
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	1.47	5.21	1.47	5.21
Tax on reconciling items	(0.30)	(1.10)	(0.30)	(1.10)
Adjusted book value per common share	$57.91	52.10	57.91	52.10

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com